Exhibit 10.13

DATED THE 15th DAY OF December 2017

BETWEEN

LIM HUI SING

LEONG YEE MING

(the “Vendors”)

AND

VITAXEL SDN. BHD.

(the “Purchaser”)

AND

VITAXEL USA

SHARE SALE AGREEMENT

IN RESPECT OF GRANDE LEGACY (BVI) INC

THIS AGREEMENT is made on the 15th day of December 2017

BETWEEN

LIM HUI SING (NRIC No: A31045777), whose residential address is at No 27, Jln Du 4/7, Taman Damai Utama, 47180 Puchong, Selangor.

AND

LEONG YEE MING (NRIC No: A41282606) whose residential address is at 11-2-3, Menara Antara, Jln Bkt Ceylon Menara Antara, 50200 Kuala Lumpur, WP Kuala Lumpur.

(collectively, the “Vendors”, and individually, a “Vendor”) of the first part;

AND

VITAXEL SDN. BHD. (Company No: 1013530U), a company duly incorporated under the laws of Malaysia and having its business office at Wisma Ho Wah Genting, No 35, Jalan Maharajalela, 50150 Kuala Lumpur

(the “Purchaser”) of the second part;

AND

VITAXEL GROUP LIMITED (Registration No: E0556682013-0) is a company incorporated under the laws of Nevada, in the United States of America and having its registered address at 1645 Village Center Circle, Ste. 170, Las Vegas, NV 89134

(“Vitaxel”) of the third part.

RECITALS:

A.	Grande Legacy Inc (BVI) (Company No.; 1769057), is a private company limited by shares incorporated in British Virgin Islands and having its registered address at Vistra Corporate Services Centre, Wickhams, Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the “Company”). It is principally engaged in the business of E-commerce direct selling (the “Business”) and has at the date of this Agreement, an issued and paid up share capital of United States Dollars Four (USD4) consisting of four (4) issued ordinary shares of United States Dollars One (USD1) each (collectively, the “Shares” and each, a “Share”).

B.	The Vendors currently and collectively hold, free from any third-party interests or claims, four (4) Shares, being 100% of the total issued and paid up share capital of the Company.

C.	The Purchaser is desirous of purchasing and the Vendors are desirous of selling the number of Shares set out against their respective names in Schedule 1 (the “Sale Shares”) at the Consideration as defined hereunder.

D.	Vitaxel is a company listed in the OTC Market in the United States of America. Vitaxel wholly-owns the Purchaser and will provide the Consideration in respect of the purchase of the Sale Shares by the Purchaser.

E.	All parties hereto are agreeable to perform the sale and purchase of the Sale Shares between the Vendors and the Purchaser (the “Transaction”) on the terms and subject to the conditions contained in this Agreement.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Business Day”	means a day (other than a public holiday, Saturday and Sunday) on which commercial banks in Kuala Lumpur, Malaysia are open for the transaction of normal banking business;

“Confidential Information”	means all information not in the public domain and which is used in or which otherwise relates to the Company's business, its financial or other affairs, including, without limitation, information relating to:

(a) the marketing of products or services including, without limitation, financial information, targets, statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials;

(b) future projects, business development or planning, commercial relationships and negotiations; or

(c) all know-how which is owned by the Company and/or used or required to be used by the Company in or in connection with its business existing in any form (including, but not limited to that comprised in or derived from data, specifications, formulae, experience, drawings, manuals, component lists, instructions, designs and circuit diagrams, brochures, catalogues and other descriptions), existing in whatever form;

“Completion Date”	within six (6) months of this Agreement or any other date as agree by all parties.

“Intellectual Property”	means all intellectual property rights including, without limitation, trademarks, service marks, trade names, domain names, logos, patents, inventions, database rights, copyrights, registered designs, design rights or applications for any of the foregoing and all other similar rights in any part of the world, in each case whether registered or unregistered including, without limitation, where such rights are obtained or enhanced by registration, any registration of such rights and applications, pending applications and rights to apply for such registrations and all renewals and extensions thereof existing in any part of the world, whether now known or in the future created;

“Intellectual Property Rights”	means all Intellectual Property used, or required to be used, by the Company in, or in connection with its business and/or legally or beneficially owned by the Company;

“Sale Shares”	means four (4) Shares, representing 100% of the Shares to be purchased by the Purchaser from the Vendors in the proportions set out in Schedule 1;

“Security Interest”	means any form of legal or equitable security interest or other encumbrance, including but not limited to any mortgage, assignment of receivables, debenture, lien, charge, pledge, title retention, right to acquire, hypothecation, option, pre-emptive or other similar right, right of first refusal, restriction, third-party right or interest, right of set off or counterclaim, equities trust or arrangement or any other type of preferential arrangement (including title transfers and retention arrangements or otherwise) or any other encumbrance whatsoever having similar effect, or an agreement, arrangement or obligation to create any of the foregoing;

“Stake Documents”	means the:

(a) share certificates for the Sale Shares; and

(b) undated duly executed transfer forms for the Sale Shares;

and such other documents as may be necessary to ensure transfer of the Sale Shares to the Purchaser;

“Stakeholder”	means Chong Hui Leng (NRIC No: A40982479), whose residential address is at No. 7, Jalan Cheras Mewah 2, Taman Cheras Mewah, 56000 Kuala Lumpur;

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

1.2.1	Any reference to:

(a)	a person includes the legal personal representatives, successors and permitted assigns of that person;

(b)	a statute includes rules, regulations and any other subordinate legislation under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	“RM” or “Ringgit Malaysia” is a reference to Malaysian currency and “USD” or United States Dollars” is a reference to the United States’ currency.

(d)	the singular includes the plural and vice versa;

(e)	a gender includes all genders;

(f)	a date or time of day is a reference to Malaysian date or time.

1.2.2	Headings and sub-headings are inserted for ease of reference only and do not affect the interpretation of this Agreement.

1.2.3	Anything or obligation to be done under this Agreement which requires or falls to be done on a stipulated day, shall be done on the next succeeding Business Day, if the day upon which that thing or obligation is required or falls to be done falls on a day which is not a Business Day.

2	SALE AND PURCHASE OF SALE SHARES

2.1	Sale and Purchase of Sale Shares

Each of the Vendors shall, as legal and beneficial owners, sell the number of Sale Shares set out against their respective names in Schedule 1 and the Purchaser, in full reliance upon the Vendors’ Warranties, shall purchase the Sale Shares, on a willing buyer willing seller basis, free from any Security Interest and with all rights, benefits and entitlements attaching to the Sale Shares and accruing as at and from the Completion Date (including the right to receive all dividends or distributions declared, made or paid on or after the Completion) on the terms and subject to the conditions contained in this Agreement.

2.2	Basis of Sale and Purchase

The Parties expressly declare, acknowledge and agree that the sale and purchase of the Sale Shares pursuant to this Agreement is on the basis that as at the Completion Date:

2.2.1	the Company remains as a going concern;

2.2.2	the Sale Shares are free from any Security Interest;

2.2.3	the Vendors’, Purchaser’s and Vitaxel’s warranties are true and accurate.

3	CONSIDERATION

3.1	The aggregate consideration for the purchase of the Sale Shares shall be an aggregate sum of United States Dollar Thirty Million Only (USD30,000,000) -the "Consideration", paid or payable by the Purchaser to the Vendors by the issuance of Seventy-Five Million (75,000,000) shares or at USD0.40 per share, (“Vitaxel Shares”) to the Vendors on the Completion Date. The Vitaxel Shares to be issued shall rank pari passu in all respects with the existing issued shares of Vitaxel.

3.2	The proportions of the Consideration, which is paid or payable to each Vendor, shall be in the proportions set out against the respective names of the Vendors in Schedule 1.

3.3	Receipt by each of the Vendors or their authorised representatives of the Vitaxel Shares shall be an absolute discharge to the Purchaser of its obligation to pay the Consideration.

3.4	In the event this Agreement is terminated or determined prior to Completion for any reason whatsoever, the Vendors shall return the Vitaxel Shares immediately to the Purchaser.

4	DEPOSIT OF STAKE DOCUMENTS

Upon the execution of this Agreement, the Vendors will deposit the Stake Documents with the Stakeholder.

5	DUTIES OF STAKEHOLDER

5.1	Upon receipt, the Stakeholder will hold the Stake Documents and release them in the following manner:

5.1.1	deliver the Stake Documents in accordance with Clause 7 on the Completion Date; or

5.1.2	deliver the Stake Documents to the Vendors in the event of termination of this Agreement.

6	PENDING COMPLETION

6.1	During the period commencing on the date of this Agreement up to and including the Completion Date:

6.1.1	the Vendors shall consult the Purchaser in advance on all material decisions taken in relation to the Company;

6.1.2	the Vendors shall procure that the Company shall preserve and maintain in full force and effect its corporate existence;

6.1.3	the Vendors shall procure that the Company shall carry on its Business as a going concern in the ordinary and usual course and in a manner consistent with its past practices and use its reasonable endeavours to:

(a)	preserve and protect the Business as presently operated by it and the assets held by it; and

(b)	retain its customers and employees.

(c)	Make no changes in management personnel or their compensation without prior consultation with the Purchaser

(d)	Maintain the assets of the Company in a state of repair and condition that complies with all legal requirements and is consistent with the requirements and normal conduct of Company’s business;

(e)	Comply with all legal requirements and contractual obligations applicable to the operations of the Business;

(f)	Continue in full force and effect the insurance coverage under the policies attached;

(g)	Maintain all books and records of the Company in the ordinary course of business consistent with past practice;

(h)	Not sell, transfer or otherwise dispose of any of the Sale Shares or any interest in the Sale Shares;

(i)	Not accept any dividend or other distribution in respect of any of the Sale Shares;

(j)	Not incur, make, assume or suffer to exist any Security Interest or other matter affecting title to any of the Sale Shares;

(k)	Not enter into any shareholder agreements, voting trusts, restrictions on transfer or other agreements or instruments that would be binding on the Purchaser as the owner of the Sale Shares;

(l)	Take no action, and use their best efforts to prevent the occurrence of any event or the existence of any condition that would result in any of the representations and warranties of the Vendors in this Agreement not being true and correct.

1.2	If any of the Vendors breaches a provision of this Clause, the Purchaser may:

6.2.1	proceed to Completion so far as practicable having regard to the defaults which have occurred without prejudice to all other rights and remedies available to it, including the right to claim damages; or

6.2.2	terminate this Agreement in which event:

(a)	the Vendors shall indemnify the Purchaser and keep the Purchaser indemnified against all fees and costs (including, without limitation, professional, accounting and legal costs) incurred by the Purchaser in the negotiation, preparation, execution or termination of this Agreement; and

(b)	the rights and obligations of the Purchaser and the Vendors shall cease immediately on termination save for each party's accrued rights and obligations at the date of termination.

7	COMPLETION

7.1	Date and Place

Completion of this Agreement shall take place at the office of the Purchaser (or at such other location as the Parties may agree) on the Completion Date.

7.2	Vendors’ Obligations

7.2.1	At Completion, the Vendors shall deliver or cause to be delivered to the Purchaser the following:

(a)	certified true copy of directors’ and shareholders’ resolutions of the Company appointing such persons as the Purchaser may nominate as directors; and

(b)	certified true copy of directors’ resolutions of the Company revoking all existing authorities to bankers of the Company in respect of the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts; and

7.2.2	At Completion, the Vendors shall procure the Stakeholder to deliver the Stake Documents to the Purchaser.

7.3	Purchaser’s Obligations

7.3.1	On the Completion Date, against compliance by the Vendors with Clauses 7.2.1 and 7.2.2, the Vitaxel shall issue the Vitaxel Shares to the Vendors.

7.4	Right to Terminate

If the documents required to be delivered on Completion are not forthcoming for any reason or if in any other respect the provisions of this Clause 7 are not fully complied with by any Party, the other Party shall be entitled (in addition to and without prejudice to all other rights and remedies available to it, including the right to claim damages):

7.4.1	to elect to terminate this Agreement without liability on its part in which event:

(a)	the defaulting Party shall indemnify the non-defaulting Party and keep the non-defaulting Party indemnified against all fees and costs (including, without limitation, professional, accounting and legal costs) incurred by the non-defaulting Party in the negotiation, preparation, execution or termination of this Agreement or the fulfilment of any of the Conditions Precedent; and

(b)	the rights and obligations of the Purchaser and the Vendors shall cease immediately on termination save for each party's accrued rights and obligations at the date of termination.

7.4.2	to effect Completion so far as practicable having regard to the defaults which have occurred without prejudice to its rights.

8	POST COMPLETION

The Vendors undertake to procure the Company to notify the Company’s financier, on Completion, of any change to the board of directors of the Company and in accordance with the terms of the financing arrangements or other facilities granted to the Company, if required.

9	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

9.1	Vendors’ Warranties

Each Vendor represents, warrants and undertakes to the Purchaser that:

9.1.1	Each of the Vendors jointly and severally represents and warrants to the Purchaser that each of them has full legal right and power, authority and capacity, and no further action, approval or consent is required to be taken or obtained for it, to enter into and perform this Agreement which when executed will constitute valid and binding obligations on the Vendors, in accordance with their respective terms;

9.1.2	all the Sale Shares of the Vendors will on Completion represent 100% of the issued and paid up capital of the Company;

9.1.3	The Company has been duly incorporated and is validly existing under the laws of British Virgin Islands, and the Company has all power and authority (corporate and otherwise) to own its assets and carry on the Business as conducted at the date of this Agreement.

9.1.4	No resolution has been passed or order made or petition presented for the winding up or bankruptcy, as the case may be, of the Company or the Vendors.

9.1.5	The Vendors’ Warranties will survive Completion and continue in full force and effect notwithstanding Completion.

9.1.6	Each Vendor understands that the Vitaxel Shares are being offered and made in reliance on one or more exemptions from the registrations requirements of United States federal and state securities laws and that the Purchaser and Vitaxel are relying upon the truth accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Vendors set forth herein in order to determine the applicability of such exemptions and the suitability of the Vendors to acquire the Vitaxel Shares.

9.1.7	Each Vendor is acquiring the Vitaxel Shares for his own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Each Vendor is not a US person (as that term is defined in Regulation S Promulgated under the Securities Act). Each Vendor is an “accredited investor” (as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3)), and each Vendor is (i) experienced in making investments of the kind represented by the Vitaxel Shares, (ii) able, by reason of his business and financial experience and professional advisors (who are not affiliated with or compensated in any way by Purchaser or any of its affiliates), to protect his own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of the investment in Vitaxel Shares.

9.1.8	Each Vendor was afforded (i) the opportunity to ask such questions as he deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Vitaxel Shares; (ii) the right of access to information about Vitaxel and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Vendor to evaluate the Vitaxel Shares; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the securities, in addition to having access to the filings made by Vitaxel with the Securities and Exchange Commission.

9.1.9	Each Vendor understands that the Vitaxel Shares shall be “restricted” (as that term is defined Rule 144 promulgated under the Securities Act), and each certificate representing the Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“The securities are being offered to investors who are not U.S. persons (as defined in regulation S under the Securities act of 1933, as amended (“the securities act”)) and without registration with the united states securities and exchange commission under the securities act in reliance upon regulation s promulgated under the securities act.

Transfer of these securities is prohibited, except in accordancw with the provisions of regulation s, pursuant to registration under the securities act, or pursuant to available exemption from registration. Hedging transactions may not be conducted unless in compliance with the securities act.”

9.1.10	None of the Vendors nor the Company has knowledge of any fact that has specific application to the Company or the Sale Shares and that may materially adversely affect the Shares or the assets, business, prospects, financial condition or results of operations of Company that has not been set forth in the Agreement. There does not now exist any event, condition, or other matter, or any series of events, conditions or other matters, individually or in the aggregate, adversely affecting the Sale Shares or the Company’s assets, business prospects, financial conditions or results of its operations that has not been specifically disclosed to Purchaser in this Agreement.

9.2	Purchaser’s Warranties

The Purchaser represents, warrants and undertakes to each of the Vendors that:

9.2.1	it is a company duly incorporated and validly existing under the laws of Malaysia;

9.2.2	it has the legal right and full power and authority, and no further action, approval or consent is required to be taken or obtained for it, to enter into and perform this Agreement which when executed will constitute valid and binding obligations on the Purchaser, in accordance with their respective terms; and

9.2.3	the execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement will not and are not likely to:

(a)	result in a breach of any provision of the memorandum or articles of association or constitutional documents of the Purchaser; or

(a)	result in a breach of, or give any third party a right to terminate or modify, or result in the creation of any Security Interest under, any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

9.2.4       The Purchaser shall procure and ensure the passing of board of directors’ resolution and shareholders’ resolution (if required) of the Purchaser approving:

(a)	the purchase of the Sale Shares from the Vendors; and

(b)	the execution of this Agreement by the Purchaser,

in accordance with the terms and subject to the conditions of this Agreement.

9.3	Vitaxel’s Warranties

Vitaxel represents, warrants and undertakes to each of the Vendors that:

9.3.1	Vitaxel has been duly incorporated and is validly existing under the laws of the State of Nevada, USA, and the Company has all power and authority (corporate and otherwise) to own its assets and carry on the Business as conducted at the date of this Agreement.

9.3.2	Vitaxel shall procure and ensure the passing of board of directors’ resolution and shareholders’ resolution (if required) of the Company approving:

(a)	the purchase by the Purchaser of the Sale Shares;

(b)	the issue of the new share certificates in respect of the Sale Shares in favour of the Vendors; and

(c)	the entering into the Register of Members of Vitaxel, the name of the Vendors, as the holders of the Vitaxel Share;

in accordance with the terms and subject to the conditions of this Agreement.

9.3.3	The Vitaxel Shares to be issued to the Vendors shall be properly and validly authorised, allotted and/or issued as fully paid up and rank pari passu in respects with each other and all existing shares of Vitaxel. They will not be entitled to any dividends declared before the Completion date but will be entitled to all dividends declared and paid after the Completion date.

10	USE OF INTELLECTUAL PROPERTY RIGHTS

Each of the Vendors confirms and undertakes that he shall not, following Completion, either alone or jointly with, through or as manager, adviser, consultant or agent for any person, directly or indirectly, use any of the Intellectual Property Rights, and in particular shall not use any name, mark or get-up in any manner which may result or is likely to result in confusion between or other association with the business, goods, services or other activities of the Company.

11	TERMINATION OF AGREEMENT

11.1	Termination by the Vendors

If before or on the Completion Date:

11.1.1	there is a breach of any representation or warranty which is made by the Purchaser in or pursuant to the terms of this Agreement; or

11.1.2	there is a breach of any material terms or conditions of this Agreement or a failure to perform or observe any material undertaking, obligation or agreement in this Agreement by the Purchaser; or

11.1.3	a petition for winding up is presented against the Purchaser; or

11.1.4	an order is made or a member’s resolution is passed for the winding up of the Purchaser; or

11.1.5	an administrator, a receiver and/or manager is appointed by the court or pursuant to any statute or regulation or by any creditor pursuant to a debenture or any other security document in favour of such creditor over the undertaking, assets and properties of the Purchaser or any part of its assets and properties; or

11.1.6	an event analogous to any of the Clauses 11.1.3, 11.1.4, 11.1.5 above has occurred in any jurisdiction;

then provided where the default is, in the opinion of the Vendors, capable of being remedied, is not remedied within [fourteen (14)] days commencing on the day immediately after the date the Vendors give written notice to the Purchaser and to the satisfaction of the Vendors, the Vendors may terminate this Agreement with immediate effect by giving written notice to the Purchaser before or on the Completion Date in which event Clause 3.4 shall apply. None of the Parties shall have any claim against the others for costs, damages, compensation or otherwise save for any claim by the Vendors against the Purchaser for costs and expenses incurred by the Vendors up to the termination of this Agreement

11.2	Termination by the Purchaser

If, before or on the Completion Date:

11.2.1	it shall be found that any of the Vendors’ Warranties was, when given, or will be or would be, at Completion (as if they had been given again at Completion) not complied with or otherwise untrue or misleading in any material respect; or

11.2.2	there is a breach of any material terms or conditions of this Agreement or a failure to perform or observe any material undertaking, obligation or agreement in this Agreement by any Vendor; or

11.2.3	a petition for bankruptcy is presented against the individual Vendor; or

11.2.4	an administrator, a receiver and/or manager is appointed by the court or pursuant to any statute or regulation or by any creditor pursuant to a debenture or any other security document in favour of such creditor over the undertaking, assets and properties of the Vendors or any part of its/their assets and properties; or

11.2.6	an event analogous to any of the Clauses 0(c), (d) or (e) above has occurred in any jurisdiction; or

11.1.7	any Licence required for the operation of the Business of the Company will have been suspended or revoked; or

11.1.8	any event occurs which affects or is likely to affect materially and adversely the financial position or business prospects of the Company;

then provided where the default is, in the opinion of the Purchaser capable of being remedied, is not remedied within fourteen (14) days commencing on the day immediately after the date the Purchaser gives written notice to the Vendors and to the satisfaction of the Purchaser, the Purchaser may terminate this Agreement with immediate effect by giving written notice to the Vendors before or on the Completion Date in which event Clause 4.4 shall apply. None of the Parties shall have any claim against the others for costs, damages, compensation or otherwise, save for any claim by the Purchaser against the Vendors for costs and expenses incurred by the Purchaser up to the termination of this Agreement.

12	ANNOUNCEMENT

12.1	Subject to Clause 12.2, the Purchaser, Vendors or Vitaxel shall not make or send before or after Completion, any announcement, communication or circular relating to the Transaction unless such Party has first obtained the other Party's written consent to the form and text of such announcement, such consent not to be unreasonably withheld.

12.2	Clause 12.1 does not apply to an announcement, communication or circular:

12.2.1	required by law or by the rules of any stock exchange or by court or by any regulatory or governmental authority, body or agency, in which event the Party required to make or send such announcement, communication or circular shall, where practicable, first consult with the other Party as to the content of such announcement; or

12.2.2	made or sent by the Purchaser after Completion to the Company's customers, clients or suppliers advising them of the change of control of the Company.

13	CONFIDENTIALITY

13.1	Subject to Clauses 12, 13.2 and 13.3, the Parties will:

13.1.1.	treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreements entered into pursuant to this Agreement) which relates to:

(a)	the existence, the provisions or the subject matter of this Agreement or any agreements entered into pursuant to this Agreement or any document referred to in such agreements; or

(b)	the negotiations relating to this Agreement or any agreements entered into pursuant to this Agreement;

13.1.2	not copy, make use of or disclose to any person Confidential Information; and

13.1.3.	take all reasonable steps to prevent the copy, use or disclosure of any such Confidential Information.

13.2	Any Party may disclose information which would otherwise be confidential if and to the extent:

13.2.1	reasonably required to give effect to the terms of this Agreement;

13.2.2.	required by law of any relevant jurisdiction;

13.2.3.	required by any securities exchange or regulatory or governmental body to which that Party is subject or submits wherever situated whether or not the requirement for information has the force of law;

13.2.4.	disclosed on a confidential basis to the directors, officers, employees, professional advisers or other representatives of that Party (collectively, “Authorised Persons”) provided that such Authorised Person have agreed to be similarly bound by the confidentiality provisions contained in this Agreement;

13.2.5	the information has come into the public domain through no fault of that Party;

13.2.6.	required to enable that Party to enforce its rights under this Agreement;

13.2.7.	prior written approval has been given by the other Party;

provided that any such information disclosed pursuant to Clause 13.2.1 or 13.2.2 or 13.2.3 will (unless otherwise required by law) be disclosed only after notice to the Vendors in the case of the Purchaser, or the Purchaser in the case of the Vendors.

13.3	The restrictions contained in this Clause will continue to apply after the termination of this Agreement.

14	NOTICE

14.1	Service of Notice

Any notices, demands or other communications required or permitted, under this Agreement shall be in writing and delivered personally or sent by prepaid registered post to the address of the relevant Party set out in Clause 0, or by sending it by facsimile to the facsimile number of the relevant Party set out in Clause 0 or to such other address or facsimile number as a Party may from time to time duly notify the other in writing.

The addresses and facsimile numbers of the Parties for the purpose of this Agreement are specified below:

14.1.1	The Vendors

Lim Hui Sing:
Address:	No 27, Jln Du 4/7, Taman Damai Utama, 47180
Puchong, Selangor

Leong Yee Ming:
Address:	11-2-3, Menara Antara, Jln Bkt Ceylon Menara
Antara, 50200 Kuala Lumpur, WP Kuala Lumpur

14.1.2	The Purchaser

Authorised representative:	Lim Wee Kiat
Address of Purchaser:	Wisma Ho Wah Genting, No 35, Jalan
Maharajalela, 50150 Kuala Lumpur

14.1.3	Vitaxel Group Limited

Authorised representative:	Lim Wee Kiat
Address of Vitaxel	Wisma Ho Wah Genting, No 35, Jalan
Maharajalela, 50150 Kuala Lumpur

14.2	Time of Service

Any notices, demands or other communications shall be deemed to have been served:

14.2.1	if delivered personally, when left at the addressed referred to in Clause 0;

14.2.2	if posted within Malaysia to a Malaysian address, three (3) Business Days after posting and in any other case, seven (7) Business Days after posting;

14.2.3	if served by facsimile, subject to Clause 0(d) below, at the time indicated on the transmission report produced by the sender’s facsimile machine indicating that the facsimile was sent in its entirety to the addressee’s facsimile; and

14.2.4	if received after 6.00 p.m. on a Business Day or at any time on a day which is not a Business Day in the place of receipt, at 9.00 a.m. on the next Business Day.

14.3	In proving service of notices, demands or other communications, it shall be sufficient to show that personal delivery was made or that the envelope containing such notice was properly addressed, and duly stamped and posted or that the facsimile transmission was properly addressed and despatched.

15	TIME

Time is of the essence as regards to all dates, periods of time and times specified in this Agreement.

16	WAIVER AND EXERCISE OF RIGHTS

16.1	A single or partial exercise or waiver of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other rights.

16.2	No Party will be liable for any loss or expenses incurred by another Party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

17	SEVERABILITY

17.1	If a provision in this Agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

17.2	If it is not possible to read down a provision as required in Clause 17.1, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this Agreement.

18	COSTS

Each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Agreement, and the sale and purchase of the Sale Shares. The Purchaser shall bear all stamp duties, if any, payable in connection with the transfer of the Sale Shares.

19	SET OFF

All sums payable by or on behalf of any Party shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required to be made by the paying party by law.

20	SUCCESSORS-IN-TITLE AND ASSIGNEES

20.1	This Agreement is binding on the Parties and their respective successors-in-title and permitted assigns, as the case may be. Any reference in this Agreement to any of the Parties shall be construed accordingly.

20.2	The Vendors shall not assign or transfer any of their rights, privileges, liabilities or obligations under this Agreement in whole or in part to any other party or parties without the prior written consent of the Purchaser.

20.3	The Purchaser shall be entitled to assign or transfer in any manner, its rights, privileges, liabilities or obligations under this Agreement in whole or in part to any other party or parties without the prior written consent of any of the Vendors.

20.4	This Agreement will continue to be valid and binding notwithstanding any change, by amalgamation, liquidation, reconstruction or otherwise, in the constitution of any of the Parties and it is expressly declared that no change of any sort in relation to or affecting any of the Parties will in any way affect the liabilities and/or obligations created under this Agreement in relation to any transaction whether past, present or future.

21	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together constitute one instrument.

22	WHOLE AGREEMENT

22.1	This Agreement constitutes the whole agreement between the Parties. This Agreement supersedes and extinguishes any previous agreements between the Parties, whether orally or in writing, in respect of the Transaction which shall cease to have any further force or effect.

22.2	No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of the Purchaser and each of the Vendors.

23	SPECIFIC PERFORMANCE

Any Party will be entitled to the rights of specific performance against the others under the provisions of this Agreement and it is mutually agreed that in the event of any Party exercising its right to specific performance of this Agreement, an alternative remedy of monetary compensation will not be regarded as compensation or sufficient compensation for the other Party's default in the performance of the terms and conditions of this Agreement.

24	GOVERNING LAW

This Agreement is governed by and is to be construed in accordance with the laws of Malaysia. Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Malaysia and waives any right to object to proceedings being brought in those courts.

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IN WITNESS WHEREOF, the Parties hereto have set their hands on the date hereinabove written

VENDORS

SIGNED by LIM HUI SING	)
(NRIC No.: A31045777))
in the presence of:	)

/s/ LIM HUI SING
Witness’s signature
Name:
NRIC No.:

SIGNED by	)
LEONG YEE MING	)
(NRIC No.: A41282606))
in the presence of:	)

/s/ LEONG YEE MING
Witness’s signature
Name:
NRIC No.:

PURCHASER

SIGNED by Lim Wee Kiat	)
(NRIC No.: A41143472))
for and on behalf of VITAXEL SDN BHD	)
(Company No: 1013530U))
in the presence of:	)

/s/ Lim Wee Kiat
Witness’s signature
Name:
NRIC No.:

VITAXEL GROUP LIMITED

SIGNED by Lim Wee Kiat	)
(NRIC No.: A41143472))
for and on behalf of VITAXEL GROUP LIMITED	)
(Registration No: E0556682013-0))
in the presence of:	)

/s/ Lim Wee Kiat
Witness’s signature
Name:
NRIC No

SCHEDULE 1

VENDORS, SALE SHARES AND CONSIDERATION

Name	Number of Sale Shares	Percentage of Shareholding	Number of Vitaxel Shares
LIM HUI SING	2	50%	37,500,000
LEONG YEE MING	2	50%	37,500,000
TOTAL	4	100%	75,000,000

Appendix I

Conditions Precedent

1.	Upon successful increase of Vitaxel Group Limited’s authorized share of capital stock.

2.	Upon the approval of necessary authority (if any).

3.	Receipt by Vitaxel of the financial statements as required to be filed under a Current Report on Form 8-K.